EXHIBIT 23.1
                                                                    ------------

CONSENT OF DELOITTE & TOUCHE LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2006, relating to the financial statements and financial statement schedule of North American Galvanizing & Coatings, Inc. appearing in the Annual Report on Form 10-K of North American Galvanizing & Coatings, Inc. for the year ended December 31, 2005.




/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
May 5, 2006